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                                                                 Exhibit 2(a).01

                                  (Translation)

                           SHARE HANDLING REGULATIONS
                                       OF
                               PIONEER CORPORATION
                           (Pioneer Kabushiki Kaisha)

                                   CHAPTER I.
                               GENERAL PROVISIONS

(Purpose)

Article 1. By authority granted by the provisions of the Articles of Incorporation of the Company, as amended, these regulations shall govern the denominations of share certificates of the Company, as well as the business pertaining to handling of shares and the charges therefor.

(Registered handling place, handling office and liaison offices of transfer agent)

Article 2.  1.    The transfer agent for the Company and its registered
                  handling place, handling office and liaison offices shall be as follows:

            Transfer agent:

                             UFJ Trust Bank Limited
                             4-3, Marunouchi 1-chome
                             Chiyoda-ku, Tokyo

            Registered handling place:

                             Corporate Agency Department
                             UFJ Trust Bank Limited
                             4-3, Marunouchi 1-chome
                             Chiyoda-ku, Tokyo

            Handling office:

                             Corporate Agency Department
                             UFJ Trust Bank Limited
                             10-11, Higashisuna 7-chome
                             Koto-ku, Tokyo

            Liaison offices:

                             All Japanese branches of
                             UFJ Trust Bank Limited
                             Head office and all Japanese branches of
                             The Nomura Securities Co., Ltd.
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            2.    All procedures under these regulations and other
                  procedures for making requests, reports or applications, etc. with regard to the matters entrusted by the Company to the transfer agent shall be handled by the transfer agent; provided, however, in case any requests, reports or applications, etc. are made by the beneficial shareholders as provided in these regulations, such procedures shall, except pursuant to these regulations, be made through Japan Securities Depository Center (hereinafter referred to as "JASDEC") or participant(s) thereof in accordance with the rules provided by JASDEC and participants thereof.

(Denominations of share certificates)

Article 3.  1.    All share certificates issued by the Company shall be in
                  eight (8) denominations of one (1), ten (10), fifty
                  (50), one hundred (100), five hundred (500), one thousand (1,000), five thousand (5,000) and ten thousand
                  (10,000) shares; provided, however, that as to any number of shares constituting less than one (1) unit as provided in the Articles of Incorporation (hereinafter referred to as "fractional unit shares"), share certificates representing any such number of fractional unit shares (hereinafter referred to as "fractional unit share certificates") may be issued.
            2.    Notwithstanding the preceding paragraph, any fractional unit share certificates shall not be issued, except pursuant to the provisions of Articles 22, 24 and 25.

(Method of making requests, reports or applications, etc.)

Article 4.  1.    All requests, reports or applications, etc. under these
                  regulations shall be made in the forms prescribed by the
                  Company and shall bear the seal impression filed in accordance with the provisions of Article 16.
            2.    With regard to the requests, reports or applications,
                  etc. referred to in the preceding paragraph, the Company
                  may request submission of any document deemed necessary.
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            3.    Should any request, report or application, etc. referred to in paragraph 1 above be made by a proxy, a document evidencing his/her authority, or any such act be required to be made with consent of a curator (hosanin) or an assistant (hojonin), a document evidencing such consent, shall be submitted.

(Amendments to regulations)

Article 5. A resolution of the Board of Directors shall be required for any amendment to these regulations.

                                   CHAPTER II.
                       REGISTRATION OF TRANSFER OF SHARES
             AND NOTICE WITH RESPECT TO BENEFICIAL SHAREHOLDERS
                  AND REGISTER OF BENEFICIAL SHAREHOLDERS

(Registration of transfer of shares)

Article 6.  1.    In case registration of a transfer of shares is
                  requested, the request form therefor shall be submitted together with the share certificates concerned.
            2.    In case registration of a transfer of shares is
                  requested in respect to shares acquired for any reason other than assignment, a document evidencing the acquisition shall be submitted in addition to the documents provided in the preceding paragraph; provided, however, that if no share certificates have been issued for such shares, submission of share certificates shall not be required.

(Registration of transfer of shares where a special procedure is required by laws or ordinances)

Article 7. In case the performance of a special procedure is required by laws or ordinances for a transfer of shares referred to in the preceding Article 6, a document evidencing the completion of such special procedure shall be submitted together with the documents required in the preceding Article 6.
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(Registration of transfer of shares where loss of share certificates has been reported)

Article 8. In case share certificates which have been reported as lost are subsequently submitted with a request for registration of a transfer of shares, the Company may ask the requesting party to submit any one of the following documents:
            (1) Where no action has been made for a court public notice in respect to such lost share certificates, a document establishing the fact that the requesting party acquired them lawfully,
            (2) If the procedures of a court public notice are pending in respect to such lost share certificates, a document establishing the fact that the requesting party has filed an objection in such procedures, or
            (3) A written consent of the party who reported loss of the share certificates concerned, with regard to such registration of a transfer of shares.

(Notice with respect to beneficial shareholders)

Article 9. In case entry in the register of beneficial shareholders is requested by a beneficial shareholder, his/her name, address and other necessary matters required to be recorded thereon shall be reported to JASDEC or the participant(s) thereof having the beneficial shareholder's account, and a notice by JASDEC with respect to the relevant beneficial shareholder shall be given to the transfer agent for the Company pursuant to the laws or ordinances and rules prescribed by JASDEC.

(Recording on register of beneficial shareholders)

Article 10. Entry in the register of beneficial shareholders shall be made upon the notice with respect to beneficial shareholders referred to in the preceding Article 9.

(Integration of register of shareholders and register of beneficial shareholders)

Article 11. In case a shareholder recorded on the register of shareholders is deemed to be the same person as a beneficial shareholder recorded on the register of beneficial shareholders, the number of shares recorded on the register of shareholders and that recorded on the register of beneficial shareholders shall be aggregated with respect to the exercise of shareholders' rights.
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                                  CHAPTER III.
           REGISTRATION OF PLEDGES AND INDICATION OF TRUST ASSETS

(Registration or cancellation of pledge)

Article 12. 1.    In case registration of a pledge of shares, alteration
                  or cancellation thereof is requested, the request form therefor signed by both the pledgor and the pledgee shall be submitted together with the share certificates concerned.
            2.    In case registration of a pledge of shares, alteration or
                  cancellation thereof is requested by a beneficial shareholder, notwithstanding the preceding paragraph, he/she shall report thereof to JASDEC or the participant(s) thereof having the beneficial shareholder's account.

(Indication of trust assets or cancellation thereof)

Article 13. 1.    In case indication of trust assets in respect to
                  shares, alteration or cancellation thereof is requested, the request form therefor shall be submitted by either the trustor or the trustee, together with the share certificates concerned.
            2     In case indication of trust assets in respect to shares,
                  alteration or cancellation thereof is requested by a beneficial shareholder, notwithstanding the preceding paragraph, he/she shall report thereof to JASDEC or the participant(s) thereof having the beneficial shareholder's account.

                                   CHAPTER IV.
                      NON-POSSESSION OF SHARE CERTIFICATES

(Request for non-possession of share certificates)

Article 14. In case non-possession of share certificates by the shareholder is requested, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that if the share certificates concerned have not yet been issued, submission of the share certificates shall not be required.
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(Request for issuance or return of share certificates in non-possession status)

Article 15. A shareholder who has requested non-possession of share certificates may at any time submit a request in the prescribed form for issuance or return, as the case may be, of the share certificates; provided, however, that no request shall be made for issuance of fractional unit share certificates if the Company has treated the certificates for such shares as non-issued share certificates.

                                   CHAPTER V.
                                     REPORTS

(Report of name, address and seal impression of shareholder, etc.)

Article 16. 1.    A shareholder or a beneficial shareholder or his/her
                  legal representative, if any, shall report his/her name, address and seal impression, and any change thereof; provided, however, that a foreigner who is accustomed to signing his/her name may substitute his/her specimen signature for the seal impression.
            2.    In case only beneficial shareholder's seal impression filed as mentioned in the preceding paragraph is changed, new seal impression shall be filed directly to the transfer agent for the Company.

(Representative of corporation)

Article 17. In case a shareholder or a beneficial shareholder is a corporation, the name of one representative of such corporation shall be reported. In case of a change of its representative, the report form therefor shall be submitted together with a certified copy of an extract of its commercial registration record.

(Representative of jointly owned shares)

Article 18. A shareholder or a beneficial shareholder who jointly owns shares shall appoint one representative and shall report on such appointment. The same shall apply in case of a change of their representative.
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(Report of address for notices of nonresident shareholder, etc.)

Article 19. 1.    A shareholder or a beneficial shareholder or his/her
                  legal representative, if any, who is not residing in Japan shall, in addition to the procedures provided in Article 16, either appoint a standing proxy or designate the mailing address in Japan and shall report thereon.
            2.    The provisions of Article 16 shall apply mutatis
                  mutandis to a standing proxy.

(Change of entries in register of shareholders, in register of beneficial shareholders and in share certificates)

Article 20. Should any change in an entry in the register of shareholders, in the register of beneficial shareholders and in share certificates be desired for the reasons set forth below, the report form therefor shall be submitted, together with the share certificates concerned and a document evidencing the change; provided, however, that if no share certificates have been issued for such shares and any change in an entry in the register of beneficial shareholders have been made, submission of share certificates shall not be required.

            (1)   Change of family name or personal name;
            (2) Appointment, change or release of a person having parental authority, a guardian or other legal representative;
            (3)   Change of trade name or corporate name; or
            (4)   Change in corporate organization.

(Application of provisions to registered pledgees)

Article 21. The provisions of this Chapter shall apply mutatis mutandis to registered pledgees.
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                                   CHAPTER VI.
                        REISSUANCE OF SHARE CERTIFICATES

(Reissuance due to loss)

Article 22. In case issuance of new share certificates due to loss is requested, the request form therefor shall be submitted together with an authenticated copy of or a certified transcript of the judgment of nullification of such lost share certificates.

(Reissuance due to splitting or consolidation)

Article 23. In case issuance of new share certificates for the purpose of splitting or consolidating share certificates is requested, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that no request shall be made for issuance of fractional unit share certificates resulting from splitting or consolidation.

(Reissuance due to defacement or mutilation)

Article 24. In case issuance of new share certificates due to defacement or mutilation is requested, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that if it is difficult to discern whether the share certificates in question are genuine or not because of remarkable damage, the provisions prescribed by Article 22 shall be applied.

(Reissuance due to completion of columns for shareholders' names)

Article 25. In case all the columns for names of acquirers on a share certificate have been filled, the share certificates concerned shall be retired and new share certificates shall be issued.

(Automatic consolidation of fractional unit share certificates)

Article 26. Fractional unit share certificates submitted for a registration of transfer of shares shall, whenever the aggregate number of shares represented by such certificates amounts to a full unit or an integral multiple of a unit, be consolidated into full unit share certificates, unless the party requesting such registration has instructed otherwise.
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                                  CHAPTER VII.
                       PURCHASE OF FRACTIONAL UNIT SHARES

(Purchase of fractional unit shares)

Article 27. 1.    In case purchase by the Company of fractional unit
                  shares is requested by a shareholder, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that if no share certificates have been issued for such shares, submission of share certificates shall not be required.
            2.    In case a request referred to in the preceding paragraph is made by a beneficial shareholder, such purchase of fractional unit shares shall be made through JASDEC or the participant(s) thereof having the beneficial shareholder's account.
            3.    In the case of the preceding two paragraphs, the party
                  requesting purchase of fractional unit shares by the Company may not designate the purchase price.
            4.    A party who has requested the purchase of fractional
                  unit shares by the Company may not revoke such request.

(Determination of purchase price)

Article 28. A purchase price per share for fractional unit shares shall be the last selling price per share on the Tokyo Stock Exchange on the date of arrival of a request for purchase at the handling office or a liaison office provided in Article 2; provided, however, that should no sale of shares take place on the Tokyo Stock Exchange on that day or should that day be a day when the Tokyo Stock Exchange is closed, the purchase price per share shall be the first selling price per share effected thereafter.
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(Payment of proceeds)

Article 29. 1.    The Company shall pay to the requesting party the amount
                  obtained by multiplying the purchase price determined in accordance with the preceding Article 28, by the number of fractional unit shares to be purchased (hereinafter referred to as "proceeds") on the fourth (4th) business day from (and including) the day when the request for purchase reached the handling office provided in Article
                  2 or, if later, from (and including) the day on which the purchase price was determined; provided, however, that in case a liaison office provided in Article 2 received the request for purchase, the proceeds shall be paid to the requesting party on the seventh (7th) business day from (and including) the day when the request for purchase reached the liaison office or, if later, from (and including) the day on which the purchase price was determined.
            2.    Notwithstanding the preceding paragraph, if the purchase
                  price reflects the right to receive dividends or stock split, or the right to subscribe for new shares, etc., the proceeds shall be paid not later than the record date. However, if the purchase price reflects ex-right to receive dividends or stock split, or ex-right to subscribe for new shares, etc., the proceeds shall be paid after the record date.
            3.    The Company may deduct from the proceeds remittance costs and all other actual costs incurred in paying the proceeds.

(Date of transfer of purchased shares)

Article 30. The title to the fractional unit shares subject to purchase shall be transferred to the Company on the date when the Company completes all procedures for payment of the proceeds under the preceding Article 29.

                                  CHAPTER VIII.
                                     CHARGES

(Charges)

Article 31. 1.    No fees shall be levied on the requesting party for
                  handling of shares of the Company.
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                            SUPPLEMENTARY PROVISIONS

1. Except for the amendment to Article 2, these regulations, as amended, shall come into force on October 31, 2001.

2. The amendment to Article 2 (Registered handling place, handling office and liaison offices of transfer agent) shall become effective on January 15, 2002.